EXHIBIT  A-1
T. ROWE PRICE FUNDS

RULE 10f-3 COMPLIANCE REPORT OF PROPOSED PURCHASE(S) OF SECURITIES FROM UNDERWRITING SYNDICATES AFFILIATED WITH ROBERT FLEMING


1. Name of Issuer:      Telstra Corporation

2. Description of Securities:   Global Depositary Receipts 144a

3.  Name of Selling Syndicate Member:   Credit Suisse First Boston

4. Other Members of Syndicate: ABN AMRO, JB Were, Salomon Smith Barney, Merrill Lynch, Morgan Stanley
                Dean Witter, RBC Dominion Securities

5. Nature of Underwriting:      /X / Competitive Bidding        /  / Negotiated
Purchase

6. Public Offering Price Per Unit:      AUS$ 4.75

7. Underwriting Compensation:   0.84%

8.  Proposed Purchase(s) for Fund:

Total Offering
Amount to be Purchased by
Fund
Fund Purchase as % of Total
Offering




2,133,288,285
FEF
325,000
0.015%

GSF
4,000
0.0002%

ISF
1,290,000
0.06%

RISP
47,000
0.002%
9. Total Assets of Fund
(at 30 December 1999):

US$


FEF
3,925,242,478
GSF
94,026,963
ISF
13,199,165,025
RISP
697,958,996

10. Compliance with Rule 10f-3 and Written Procedures: Rowe Price-Fleming International hereby represents and warrants, as follows:

Condition 1:*                            The securities to be purchased by the
Fund:

Are registered under the Securities Act of 1933;

Are part of an Eligible Foreign Offering conducted under the laws of a country other than the United States that meets the following conditions:

the offering is subject to regulation by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Act in such country:

 the securities are offered at a fixed price to all purchasers in the offering except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

 financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering; and

 if the issuer is a domestic issuer, it meets the following conditions:

 it has a class of securities registered pursuant to section 12(b) or 12(g) of the
Securities Exchange Act of 1934 or is required to file reports pursuant to section
15(d) of such act; and

it has filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least 12 months immediately preceding the sale of securities made in reliance upon this (or for such shorter period that the issuer was required to file such material); or

Are part of an Eligible Rule 144A Offering that meets the following conditions:

the securities are offered or sold in transactions exempt from registration under
section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or rules 501-
508
thereunder;

the securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule
144A(a)(1);

the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to
Rule 144A.

Condition 2:                                    The securities will be
 purchased by
the Fund at not more than the public offering price prior to the end of the first full business day on which the offering is made; or


The securities are part of a rights offering and will be purchased on or before the fourth day preceding the day on which the rights offering terminated.

Condition 3:                                    The securities are part of an
issue to
be offered to the public in a firm commitment underwriting or pursuant to other underwriting arrangements specific to a particular country, the practical realities of which are effectively the equivalent of a firm commitment offering.

Condition 4:                                    The underwriting compensation
to be
paid is reasonable and fair, as evidenced by the fact that the spread is reasonable in comparison to the spreads in the following two underwritten offerings:

Issuer
Description of Securities
Managing Underwriter
Date
Spread





HCL Technologies
Shares of INR4
Kotak Securities
29/11/99
3.00%





I-Cable Communication
Shares of HK$1
Merrill Lynch
24/11/99
7.70%

The Securities issued in such offerings were similar to those proposed for purchase by the
Fund and the period during which each such offering was made is comparable to the present in terms of factors affecting underwriting compensation.

Condition 5:                                    The issuer of the securities
has been
in continuous operations for three years or longer.

Condition 6:                                    The principal amount of
 securities of
any class of such issue to be purchased by the Fund
(including all other Price Funds) does not exceed 25% of the total principal amount of the offering.

Condition 7:                                    The purchase(s) proposed for
the Fund
will not be directly or indirectly made from any of the persons named in condition 8 of the Procedures.




ROWE PRICE-FLEMING INTERNATIONAL, INC.


By:     _______________________________________


Title:  _______________________________________

Dated: _____________________, 2000
     *  Numbers refer to Written Procedures.